UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
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☐	Definitive Information Statement

MYSON, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MYSON, INC.

1141 W. Randolph St.

Suite 200

Chicago, IL 60607

(312) 642-0100

Notice of Action by Written Consent of Shareholders to be Effective June __, 2023

Dear Stockholder:

Myson, Inc., an Oklahoma corporation. (the “Company”), hereby notifies our stockholders of record on May 16, 2023 that stockholders holding approximately 88% of the voting power have approved, by written consent in lieu of a special meeting on May 15, 2023, the following proposal:

Proposal 1: To change the name of the Company to Mag Mile Capital, Inc.

This Information Statement is first being mailed to our stockholders of record as of the close of business on May 16, 2023. The action contemplated herein will not be effective until will not be effective until June 16, 2023, a date which is meant to allow sufficient time to accommodate at least 20 days after the date on which our definitive Information Statement is first mailed to our stockholders of record, and the announcement of the Company’s new name and symbol in the Daily List by the Financial Industry Regulatory Authority (FINRA) of such corporate action. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

The corporate action is taken by consent of the holders of a majority of the shares outstanding, and pursuant to Oklahoma law and the Company’s bylaws that permit holders of a majority of the voting power to take a stockholder action by written consent. Proxies are not being solicited because stockholders holding approximately 88% of the issued and outstanding voting capital stock of the Company hold more than enough shares to effect the proposed action and have voted in favor of the proposals contained herein.

Exhibit A Amendment to the Company’s Certificate of Incorporation

/s/ Rushi Shah
President and CEO’
May __, 2023

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MYSON, INC.

1141 W. Randolph St.

Suite 200

Chicago, IL 60607

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being furnished to the stockholders of Myson, Inc., an Oklahoma corporation (the “Company”), in connection with the adoption of an Amendment to our Certificate of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On May 15, 2023, our Board of Directors and the holders of a majority of our voting capital stock approved an amendment to our Certificate of Incorporation to change our name to Mag Mile Capital, Inc. (the “Amendment”). We have filed the Amendment in accordance with the provisions of the Oklahoma General Corporation Act to have it be effective on June 16, 2023, following the expiration of the 20 day period mandated by Rule 14C of the Exchange Act and to allow for review of this corporate action by the Financial Industry Regulatory Authority (FINRA) and its publishing in the Daily List of the Company’s new name and symbol.

Voting Securities

As of the date of this Information Statement, our voting securities consist of our shares of our common stock, par value $0.00001 per share (“Common Stock”) of which 99,345,935 shares are outstanding, and 20,000,000 shares of preferred stock, par value $0.00001, none of which are outstanding. Approval of the Amendment requires the affirmative consent of a majority of the shares of our Common Stock issued and outstanding at May16, 2023 (the “Record Date”). The quorum necessary to conduct business of the stockholders consists of a majority of the Common Stock issued and outstanding as of the Record Date.

Rushi Shah, our President and CEO, beneficially owns approximately 88% of the issued and outstanding shares of Common Stock and is the “Consenting Stockholder.” The Consenting Stockholder has the power to vote 88% of our Common Stock, which number exceeds the majority of the Common Stock on the date of this Information Statement. The Consenting Stockholder has consented to the proposed action set forth herein and had and has the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

The approval of this action by written consent is made possible by Section 18-1073 of the Oklahoma General Corporation Act, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. To eliminate the costs involved in holding a special meeting, our Board of Directors elected to utilize the written consent of the holders of more than a majority of our voting securities.

This Information Statement will be mailed on or about May __, 2023 to stockholders of record as of the Record Date and is being delivered to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

The Oklahoma General Corporation Act does not provide for dissenter’s rights of appraisal in connection with the proposed action nor have we provided for appraisal rights in our Certificate of Incorporation or Bylaws.

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PROPOSAL 1 –

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO EFFECT A CHANGE OF NAME OF THE COMPANY

We will change our name in an Amendment to our Certificate of Incorporation from “Myson, Inc.” to “Mag Mile Capital, Inc.” to reflect our new focus on providing full-service commercial real estate mortgage banking services through our national platform comprised of capital markets specialists with extensive experience in real estate bridge financing, mezzanine and permanent debt placement and equity arrangements throughout the full capital stack and across all major real estate asset classes nationwide, including hotels, multifamily, office, retail, industrial, healthcare, self-storage and special purpose properties, offering access to structured debt and equity advisory solutions and placement for real estate investors, developers and entrepreneurs.

Certificate of Incorporation and Bylaws

Other provisions of the Company’s Certificate of Incorporation and Bylaws may have the effect of deterring unsolicited attempts to acquire a controlling interest in the Company or impeding changes in our management. Preferred stock may be issued in the future in connection with acquisitions, financings or other matters, as the Board of Directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock will be filed with the Secretary of State of the State of Oklahoma. The effect of this preferred stock designation power is that our Board of Directors alone, subject to Federal securities laws, applicable blue sky laws, and Oklahoma law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of the Company without further action by our stockholders, and may adversely affect the voting and other rights of the holders of our Common Stock.

Our Certificate of Incorporation does not provide our stockholders with cumulative voting rights.

Our Bylaws provide that a special meeting of stockholders may be called by the President and shall be called by the President or Secretary at the request in writing of at least ten percent (10%) of the Board of Directors, or at the request in writing of stockholders owning at least ten percent (10%) in amount of all of the stock of the Company issued and outstanding and entitled to vote at such meeting, but since our Certificate of Incorporation delegates to the Board of Directors the power to alter, amend or repeal the Bylaws, this power might be used to defeat stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

We are not aware of any attempt to take control of the Company and are not presenting this proposal with the intent that it be utilized as a type of anti−takeover device.

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VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of May 16, 2023, certain information concerning the beneficial ownership of Common Stock by (i) each person known by the company to be the owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) our executive officers, and (iv) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote or the power to transfer, and stock options and other rights to acquire Common Stock that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The calculation of the percentage owned is based on 99,345,935 shares of Common Stock outstanding.

Name and Address[1]	Amount and Nature of Beneficial Ownership	Percentage of Common Stock
Rushi Shah[2]	87,424,424	88%
All Officers and Directors as a Group	87,424,424	88%

(1) Unless otherwise indicated, the address of such individual is c/o the Company.

(2) Rushi Shah has voting control through his ownership of 87,424,424 shares of Common Stock and is the sole member of the Company’s Board of Directors.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement.

Security holders sharing an address and receiving a single copy may request to receive a separate Information Statement at Myson, Inc., 1141 W. Randolph Street, Suite 200, Chicago, IL 60607. Security holders sharing an address can request delivery of a single copy of the Information Statement if they are receiving multiple copies may also request to receive a separate Information Statement at Myson, Inc., 1141 W. Randolph Street, Suite 200, Chicago, IL 60607, telephone: (312) 642-0100.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the SEC to furnish us with copies of all such reports they file. Specific due dates for such reports have been established by the SEC and we are required to disclose any failure to file reports by such dates. We believe that during the fiscal year ended July 31, 2022, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

We will provide, upon request and without charge, to each shareholder receiving this Information Statement a copy of our filings with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Myson, Inc., 1141 W. Randolph Street, Suite 200, Chicago, IL 60607, telephone: (312) 642-0100

Date: May 16, 2023	Myson, Inc.

By Order of the Board of Directors

	By:	/s/ Rushi Shah
Rushi Shah
President and CEO

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Exhibit A

AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF MYSON, INC.

STATE OF OKLAHOMA

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF INCORPORATION

OF

MYSON, INC.

Myson, Inc. (the “Corporation”), an Oklahoma corporation, does hereby certify that the following amendment to the Corporation’s Certificate of Incorporation to change the name of the Corporation has been duly adopted in accordance with the provisions of Sections 18.1006 and 1007 of the Oklahoma General Corporation Act, as follows:

Article 1

The name of the corporation is Mag Mile Capital, Inc.

The effective date of this amendment shall be June 16, 2023.

IN WITNESS WHEREOF, the Corporation has made the foregoing Amendment to the Certificate of Incorporation and the President has hereunto set his hand as of the 15th day of May, 2023.

MYSON, INC.

By:	/s/ Rushi Shah
Rushi Shah, President

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